Exhibit 99.3

VROOM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 1, 2022, Vroom, Inc. (the “Company”) completed the acquisition of Unitas Holdings Corp. ("UHC"), now known as Vroom Finance Corporation, a Delaware corporation, including its wholly owned subsidiaries United Auto Credit Corporation ("UACC") and United PanAm Financial Corp. ("UPFC"), the direct parent of United Auto Credit Corporation and now known as Vroom Automotive Financial Corporation (the "Acquisition"). Unitas Holdings Corp., United PanAm Financial Corp. and United Auto Credit Corporation, as well as their other subsidiaries, are now wholly owned subsidiaries of the Company.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and adjusted to give effect to the Acquisition. The unaudited pro forma combined financial information combines the Company’s financial statements with UPFC’s financial statements. There were no material differences between UPFC and UHC as the stand-alone financial statements of UHC are not material. The unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of the Company and UPFC. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to the Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the unaudited historical condensed consolidated statements of operations of the Company and UPFC. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited historical consolidated statements of operations of the Company and UPFC. The unaudited pro forma condensed combined balance sheet as of September 30, 2021, combines the unaudited historical condensed consolidated balance sheets of the Company and UPFC and has been prepared assuming the Acquisition closed on September 30, 2021.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the Acquisition occurred on the dates indicated nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma condensed combined financial information based on available information using certain assumptions that it believes are reasonable. As a result, the actual results reported by the combined company in periods following the Acquisition may differ significantly from this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not reflect any cost savings, or operating synergies resulting from the Acquisition or the cost necessary to achieve cost savings, or operating synergies or other costs relating to the integration of the two companies.

The unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with:

•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the separate unaudited condensed consolidated financial statements and the accompanying notes of the Company as of and for the nine months ended September 30, 2021, as contained in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2021;

•
the separate consolidated financial statements and the accompanying notes of the Company as of, and for the year ended, December 31, 2020, as contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 3, 2021;

•
the separate unaudited condensed consolidated financial statements and the accompanying notes of UPFC as of, and for the nine months ended, September 30, 2021, which are included elsewhere in this Current Report on Form 8-K; and

•
the separate consolidated financial statements and the accompanying notes of UPFC as of, and for the year ended, December 31, 2020, which are included elsewhere in this Current Report on Form 8-K

Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands)

	As of September 30, 2021
	Vroom Inc, Historical	UPFC Historical	Reclassifications [Note 3]		Transaction Accounting Adjustments [Note 4]		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,326,543	$2,801	$-		$(315,686)	(1)	$1,013,658
Restricted cash	69,574	41,267	-		-		110,841
Accounts receivable, net of allowance of $4.9 million	89,900	-	-		-		89,900
Finance receivables, net (including finance receivables of consolidated VIEs of $423.6 million)	-	499,099	(499,099)	(a),(b)	-		-
Finance receivables at fair value (including accrued interest of $5.4 million and finance receivables of consolidated VIEs of $55.6 million)	-	-	61,788	(a)	(5,718)	(2)	61,485
			5,415	(c)
Finance receivables held for sale, net (including accrued interest of $3.0 million and finance receivables of consolidated VIEs of $100.8 million)	-	-	157,016	(b)	24,288	(2)	184,281
			2,977	(c)
Interest receivable	-	8,392	(8,392)	(c)	-		-
Inventory	601,753	-	-		-		601,753
Prepaid expenses and other current assets	62,390	-	-		-		62,390
Total current assets	2,150,160	551,559	(280,295)		(297,116)		2,124,308
Finance receivables at fair value (including finance receivables of consolidated VIEs of $290.0 million)	-	-	280,295	(a)	15,495	(2)	295,790
Property and equipment, net	30,559	4,331	-		-		34,890
Intangible assets, net	29,762	-	-		156,000	(3)	185,762
Goodwill	158,817	-	-		78,583	(4)	237,400
Operating lease right-of-use assets	16,994	-	-		-		16,994
Other assets	23,251	23,243	-		(56,350)	(10)	30,918
					40,774	(11)
Total assets	$2,409,543	$579,133	$-		$(62,614)		$2,926,062
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	59,522	-	-		-		59,522
Accrued expenses	104,694	-	-		-		104,694
Vehicle floorplan	441,473	-	-		-		441,473
Deferred revenue	64,087	-	-		-		64,087
Operating lease liabilities, current	6,872	-	-		-		6,872
Notes payable of consolidated VIEs	-	89,843	-		-		89,843
Securitization debt of consolidated VIEs	-	-	203,680	(d)	-		203,680
Other current liabilities	66,904	30,241	-		8,613	(5)	99,227
					(6,531)	(11)
Total current liabilities	743,552	120,084	203,680		2,082		1,069,398
Convertible senior notes	609,811	-	(609,811)	(e)	-		-
Long term debt	-	-	609,811	(e)	-		620,121
			10,310	(e)
Securitization debt of consolidated VIEs	-	345,351	(203,680)	(d)	-		141,671
Junior subordinated debentures	-	10,310	(10,310)	(e)	-		-
Operating lease liabilities, excluding current portion	11,325	-	-		-		11,325
Other long-term liabilities	4,204	-	-				4,204
Total liabilities	1,368,892	475,745	-		2,082		1,846,719
Commitments and contingencies (Note 10)
Stockholders’ equity:
Common stock, $ 0.001 par value; 500,000,000 shares authorized as of September 30, 2021; 136,897,954 shares issued and outstanding as of September 30, 2021	135	-	-		-		135
Additional paid-in-capital	2,059,505	17,985	-		(17,985)	(12)	2,059,505
Accumulated deficit	(1,018,989)	85,403	-		(85,403)	(12)	(980,297)
					47,305	(11)
					(8,613)	(5)
Total stockholders’ equity	1,040,651	103,388	-		(64,696)		1,079,343
Total liabilities and stockholders’ equity	$2,409,543	$579,133	$-		$(62,614)		$2,926,062

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2021
	Vroom Inc, Historical	UPFC Historical	Reclassifications [Note 3]		Transaction Accounting Adjustments [Note 4]		Pro Forma Combined
Revenue:
Interest income	$-	$120,379	$(120,379)	(f)	$-		$-
Retail vehicle, net	1,798,155	-	-		-		1,798,155
Wholesale vehicle	377,438	-	-		-		377,438
Product, net	64,422	-	-		-		64,422
Finance	-	-	120,379	(f)	3,640	(6)	126,527
		-	2,508	(g)	-
Other	9,749	-	1,199	(h)	-		10,948
Total revenue	2,249,764	120,379	3,707		3,640		2,377,490
Cost of sales:
Interest expense	-	11,534	(8,852)	(i)	-		-
			(2,682)	(j)
Provision for finance receivable losses	-	32,591	(4,222)	(k)	(28,369)	(7)	-
Retail vehicle	1,720,975	-	-		-		1,720,975
Wholesale vehicle	367,101	-	-		-		367,101
Finance	-	-	4,222	(k)	-		13,074
	-	-	8,852	(i)
Other	4,295	-	-		-		4,295
Total cost of sales	2,092,371	44,125	(2,682)		(28,369)		2,105,445
Total gross profit	157,393	76,254	6,389		32,009		272,045
Noninterest expense	-	42,121	(40,898)	(l)	-		-
			(1,223)	(m)
Selling, general and administrative expenses	381,482	-	40,898	(l)	3,216	(8)	425,596
Depreciation and amortization	9,276	-	1,223	(m)	15,605	(9)	26,104
Loss from operations	(233,365)	34,133	6,389		13,188		(179,655)
Interest expense	14,720		2,682	(j)	-		17,402
Interest income	(7,288)	-	-		-		(7,288)
Noninterest income	-	(3,707)	3,707	(g),(h)	-		-
Other income, net	(58)	-	-		-		(58)
Loss before provision for income taxes	(240,739)	37,840	-		13,188		(189,711)
Provision for income taxes	379	9,649	-		(6,531)	(11)	3,497
Net loss	$(241,118)	$28,191	$-		$19,719		$(193,208)
Net loss per share attributable to common stockholders, basic and diluted	$(1.77)	$-	$-		$-		$(1.42)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	136,256,901	-	-		-		136,256,901

Unaudited Pro Forma Combined Statement of Operations

(in thousands, except per share amounts)

	Twelve Months Ended December 31, 2020
	Vroom Inc, Historical	UPFC Historical	Reclassifications [Note 3]		Transaction Accounting Adjustments [Note 4]		Pro Forma Combined
Revenue:
Interest income	$-	$160,458	$(160,458)	(f)	$-		$-
Retail vehicle, net	1,072,551	-	-		-		1,072,551
Wholesale vehicle	245,580	-	-		-		245,580
Product, net	38,195	-	-		-		38,195
Finance	-	-	160,458	(f)	5,424	(6)	170,138
			4,256	(g)	-
Other	1,374	-	1,916	(h)	-		3,290
Total revenue	1,357,700	160,458	6,172		5,424		1,529,754
Cost of sales:
Interest expense	-	20,421	(14,016)	(i)	-		-
			(6,405)	(j)
Provision for finance receivables	-	80,173	(7,043)	(k)	(73,130)	(7)	-
Retail vehicle	1,038,208	-	-		-		1,038,208
Wholesale vehicle	247,012	-	-		-		247,012
Finance	-	-	7,043	(k)	-		21,059
			14,016	(i)
Other	935	-	-		-		935
Total cost of sales	1,286,155	100,594	(6,405)		(73,130)		1,307,214
Total gross profit	71,545	59,864	12,577		78,554		222,540
Noninterest expense	-	49,704	(48,337)	(l)	-		-
			(1,367)	(m)
Selling, general and administrative expenses	245,546	-	48,337	(l)	8,613	(5)	305,620
					3,124	(8)
Depreciation and amortization	4,598	-	1,367	(m)	20,807	(9)	26,772
Loss from operations	(178,599)	10,160	12,577	(j)	46,010		(109,852)
Interest expense	9,656	-	6,405	(j)	-		16,061
Interest income	(5,896)	-	-		-		(5,896)
Noninterest income	-	(6,172)	6,172	(g),(h)	-		-
Revaluation of preferred stock warrant	20,470	-	-		-		20,470
Other income, net	(114)	-	-		-		(114)
Loss before provision for income taxes	(202,715)	16,332	-		46,010		(140,373)
Provision for income taxes	84	3,707	-		(40,672)	(11)	(36,881)
Net loss	$(202,799)	$12,625	$-		$86,682		$(103,492)
Net loss per share attributable to common stockholders, basic and diluted	$(2.76)	$-	$-		$-		$(1.41)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	73,345,569	-	-		-		73,345,569

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to pro forma events that are directly attributable to the Acquisition. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses." The Company has elected not to present Management’s Adjustments; only Transaction Accounting Adjustments are presented in the unaudited pro forma condensed combined financial information.

The Acquisition was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) with the Company being the accounting acquirer. Under the acquisition method, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value. The Company used its best estimates and assumptions to assign fair values to the intangible assets acquired and liabilities assumed at the acquisition date using assumptions that the Company’s management believes are reasonable utilizing information currently available. The process for estimating the fair values of identifiable intangible assets and certain liabilities requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The goodwill as of the acquisition date is measured as the excess of purchase consideration paid over the fair value of net tangible and identifiable intangible assets acquired and liabilities assumed based on a preliminary allocation of the purchase price. The purchase price allocation is based on preliminary estimates, subject to final adjustments, and provided for informational purposes only.

The purchase accounting is subject to finalization of the Company’s analysis of the fair values of the assets and liabilities of UPFC as of the Acquisition. Accordingly, the purchase accounting in the unaudited pro forma condensed combined financial information is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

2. Preliminary Purchase Price Allocation

The estimated purchase consideration for the purpose of the unaudited pro forma condensed combined financial information is $315.7 million, which was paid in cash.

The following table summarizes allocation of the preliminary purchase price to assets acquired and liabilities assumed based on the preliminary valuation (in thousands):

September 30, 2021
Cash and cash equivalents	$2,801
Restricted cash	41,267
Finance receivables, net	541,556
Intangible assets	156,000
Goodwill	78,583
Other assets	11,998
Total assets acquired	832,205
Securitization debt of consolidated VIEs	345,351
Notes payable of consolidated VIEs	89,843
Deferred tax liability	40,774
Other liabilities	40,551
Total liabilities assumed	516,519
Net assets acquired	$315,686

The following table summarizes the identifiable intangible assets acquired, their estimated values, and their estimated weighted average useful life as of the Acquisition (in thousands):

	September 30, 2021	Useful Life
Purchased technology	$83,000	7
Customer relationships	66,000	8
Trade name	7,000	10
	$156,000

The estimated fair values of assets acquired and liabilities assumed were based upon preliminary analysis performed for the preparation of the unaudited pro forma condensed combined financial information and are subject to the final valuations. These estimates and assumptions are subject to change within the measurement period as additional information is obtained. A decrease in the fair value of the assets acquired or liabilities assumed in the Acquisition from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill resulting from the Acquisition. In addition, if the value of the intangible assets is higher than the amount included in these unaudited pro forma condensed combined financial information, it may result in higher depreciation and amortization expense than is presented herein. Any such increases could be material and could result in the Company’s actual future financial condition or results of operations differing materially from that presented herein. As a result, the final purchase price allocation may differ materially from the preliminary purchase price allocation.

3. Reclassification Adjustments

With the information currently available, other than the changes described below with respect to the accounting for finance receivables, certain reclassifications and transaction accounting adjustments, the Company has determined that no other significant adjustments are necessary to conform UPFC’s financial statements to the accounting policies used by the Company in the preparation of the unaudited pro forma condensed combined financial information.

The most significant assets that the Company will acquire as a result of the Acquisition are the finance receivables which will be reported in new asset line items with the captions Finance receivables at fair value and Finance receivables held-for-sale, net. The unaudited pro forma condensed combined financial information was adjusted to reflect these changes.

The Company has identified reclassification adjustments to align the presentation of the historical financial statements of UPFC to those of the Company based upon currently available information and assumptions management believes to be reasonable. The Company also plans to revise the presentation of its historical income statements to disaggregate and present the legacy UPFC operations into its own revenue and cost of sales line items with the captions Finance revenue and Finance cost of sales.

The following reclassifications were made in the “Reclassifications” column of the unaudited pro forma condensed combined balance sheet to conform to the Company’s corresponding presentation:

(a)
“Finance receivables, net” of $342.1 million were reclassified to “Finance receivables at fair value to conform to the Company’s new presentation of finance receivables. $61.8 million of finance receivables at fair value were classified as current assets and $280.3 million of finance receivables at fair value were classified as noncurrent assets in the unaudited proforma combined balance.

(b)
“Finance receivables, net” of $157.0 million were reclassified to “Finance receivables held-for-sale, net” to conform to the Company’s new presentation of finance receivables.

(c)
“Interest receivable” of $8.4 million was reclassified to “Finance receivables at fair value” and “Finance receivables held-for-sale, net” in the amounts of $5.4 million and $3.0 million,

respectively, to conform to the Company’s presentation of finance receivables at fair value and finance receivables.

(d)
“Securitization debt of consolidated VIEs” of $203.7 million was reclassified to current liabilities to conform to the presentation of the Company’s classified balance sheet.

(e)
“Junior subordinated debentures” of $10.3 million and the Company’s “Convertible senior notes” of $609.8 million were reclassified and presented together in a single caption “Long term debt”.

The following reclassifications were made in the “Reclassifications” column of the unaudited pro forma condensed combined statements of operations to conform to the Company’s corresponding presentation:

(f)
“Interest income” of $120.4 million and $160.5 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, were reclassified to “Finance” revenue to conform to the presentation of the Company’s revenue.

(g)
“Noninterest income” of $2.5 million and $4.3 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, which primarily relate to gap and warranty insurance premiums related to policies that UACC sells to its existing dealership customers, were reclassified to “Finance” revenue to conform to the presentation of the Company’s revenue.

(h)
“Noninterest income” of $1.2 million and $1.9 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, which primarily relate to licensing fees, were reclassified to “Other” revenue to conform to the presentation of the Company’s revenue.

(i)
“Interest expense” of $8.9 million and $14.0 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, which primarily relate to interest on securitization debt of consolidated VIEs, were reclassified to “Finance” cost of sales to conform to the presentation of the Company’s cost of sales.

(j)
“Interest expense” of $2.7 million and $6.4 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, which primarily relate to interest on debt facilities, remained in “Interest expense” to conform to the presentation of the Company’s interest expense.

(k)
“Provision for finance receivable losses” of $4.2 million and $7.0 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, which primarily relate to collection expenses for servicing and recovery activities, were reclassified to "Finance” cost of sales to conform to the presentation of the Company’s cost of sales.

(l)
“Noninterest expense” of $40.9 million and $48.3 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, were reclassified to “Selling, general and administrative expenses” to confirm with the Company’s presentation.

(m)
“Noninterest expenses” of $1.2 million and $1.4 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, were reclassified to “Depreciation and amortization” to conform with the Company’s presentation of depreciation and amortization expense.

The unaudited pro forma condensed consolidated financial information may not reflect all reclassifications necessary to conform UPFC’s financial statement presentation and accounting policies to that of the Company due to limitations on the availability of information as of the date of this Current Report on Form 8-K on which these financial statements are filed as an exhibit. Additional reclassification adjustments may be identified as more information becomes available.

4. Transaction Accounting Adjustments

Accounting policy alignment:

As of September 30, 2021, UPFC’s net finance receivables were $499.1 million and included $314.4 million of finance receivables held in consolidated variable interest entities (“VIEs”) related to securitization transactions accounted for as secured borrowings. Historically, UPFC’s finance receivables were classified as held-for-investment and reported at cost, net of unearned acquisition discounts and allowance for finance receivables losses, as well as deferred acquisition costs. Unearned acquisition discounts as well as deferred acquisition costs were recognized over the contractual life of the finance receivables using the interest method.

As of the Acquisition, the Company designated UPFC’s finance receivables, which are not currently securitized and eligible to be sold, as held-for-sale and account for them at the lower of cost or fair value. Under the held-for-sale model, deferred acquisition costs are capitalized and deferred until the sale of those finance receivables.

For finance receivables that do not meet the held-for-sale criteria, which primarily consists of the finance receivables held in consolidated VIEs related to historical securitization transactions, the Company elected the fair value option under ASC 825, Financial instruments (“ASC 825”). Under the fair value option, deferred acquisition costs are expensed in the period incurred. Changes in the fair value of the finance receivables are recorded in the consolidated income statement in the period of the fair value change.

Additionally, the Company elected the fair value option under ASC 825 for the securitized debt held in consolidated VIEs related to historical securitization transactions. To eliminate potential measurement differences between the finance receivables and securitized debt of consolidated VIEs, the Company decided to elect the measurement alternative, available for the primary beneficiary of a collateralized financing entity ("CFE") under ASC 810, Consolidation.

The changes in fair value of the finance receivables and securitized debt of the Company's CFEs will be presented net in the Company’s consolidated income statement. For the purposes of these unaudited pro forma condensed combined income statements, the Company assumed no changes in fair value of finance receivables and securitized debt. The Company performed a sensitivity analysis and determined that for every 5% increase in the fair value of the finance receivables, which is an approximate increase of $14.8 million in the fair value of the finance receivables, there would be offsetting increase in the fair value of securitized debt of $13.8 million, resulting in a net expense of $1.0 million.

The following pro forma adjustments were made in the “Transaction Accounting Adjustments” column of the unaudited pro forma condensed combined financial information:

1.
Adjustment to reflect $315.7 million in cash consideration paid upon the closing of the Acquisition.

2.
Adjustment to reflect the preliminary estimate of fair value of finance receivables acquired.

3.
Adjustment to reflect the preliminary fair values of UPFC’s identifiable intangible assets. The primary assets include purchased technology, customer relationships, and trade name. The fair value adjustment for each asset is based on preliminary assumptions. These assumptions are subject to further analysis and may change, which would result in a change to the adjustments included in the unaudited pro forma condensed combined financial information.

4.
Adjustment to reflect recognition of goodwill of $78.6 million resulting from the Acquisition.

5.
Adjustment to reflect the accrual for acquisition-related expenses of $8.6 million that were recognized subsequent to the pro forma periods presented in the unaudited pro forma condensed combined financial information, which primarily include financial advisory fees specifically related to the Acquisition. The acquisition-related expenses have been reflected as a transaction accounting adjustment reducing retained earnings in the unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2021 and increasing “Selling, general and administrative expenses” in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020. Acquisition-related expenses of $3.8 million are included in the historical income statement of the Company and UPFC for the nine months ended September 30, 2021. This is a non-recurring item.

6.
Deferred acquisition costs of $3.6 million and $5.4 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, that were amortized into “Interest income” were reversed and reclassified to “Finance” income to conform with the accounting guidance for finance receivables under the fair value option and held-for-sale accounting models.

7.
“Provision for finance receivable losses” of $28.4 million and $73.1 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, were reversed to conform with the accounting guidance for finance receivables under the fair value option and held-for-sale accounting models. As discussed above, for the purpose of the consolidated condensed pro forma income statements, the Company assumed no changes in fair value of finance receivables and securitized debt.

8.
Deferred Acquisition costs of $3.2 million and $3.1 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively, which were previously capitalized by UPFC were added back to “Selling, general and administrative expenses” to conform with the accounting guidance for finance receivables under the fair value option accounting model.

9.
Adjustment to reflect the incremental straight-line amortization of identifiable intangible assets acquired of:

•
Purchased technology – $8.9 million and $11.8 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively;

•
Customer relationships – $6.2 million and $8.3 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively; and

•
Trade name - $0.5 million and $0.7 million for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively.

10.
Adjustments to reduce the existing UPFC deferred income tax asset of $15.6 million and record a deferred income tax liability $56.4 million resulting in a net deferred tax liability of $40.8 million. These adjustments are the result of the pro forma fair value adjustments of the acquired assets and assumed liabilities based on the applicable statutory tax rates. The estimated deferred tax liability is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed.

11.
Adjustments to reflect the income tax effects of the pro forma adjustments at the state statutory rate of 6.11% of the combined company for the nine months ended September 30, 2021 and for the year ended December 31, 2020. Additionally, the Company received a $40.8 million tax benefit for the year ended December 31, 2020 related to a release of the Company’s valuation allowance. The effective rates may change as the Company performs a complete tax analysis. There is a corresponding $47.3 million increase to stockholders' equity as a result of these adjustments. This is a non-recurring item.

12.
Adjustment to reflect the elimination of UHC’s historical stockholders’ equity in connection with the Acquisition.